UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of report (Date of earliest event reported)     December 6, 2004

                              VIKING SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

             000-49636                             86-0913802
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     (Commission File Number)           (IRS Employer Identification No.)


  7514 Girard Ave., Ste. 1509, La Jolla, CA                         92037
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  (Address of Principal Executive Offices)                       (Zip Code)

                                  858-456-6608
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
      _
     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      _
     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      _
     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      _
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

     On October 26, 2004, Viking Systems, Inc, (the "Company") borrowed $200,000 from Donald E. Tucker pursuant to the terms of a Convertible Promissory Note. A copy of that Convertible Promissory Note was attached as an exhibit to a previously filed Form 8-K. As a result of the matters discussed below, the October 26, 2004 Note has been superceded and is no longer outstanding.

     On December 6, 2004, the Company borrowed an additional $200,000 from Donald E. Tucker and a new Convertible Note was entered into which represents the $200,000 which was borrowed from Mr. Tucker in October 2004 as well as the $200,000 which was borrowed on December 6, 2004. The new Note is unsecured and bears interest at the rate of 10% per annum. The maturity date of the new Note is March 31, 2005. The Note is convertible, at Mr. Tucker's option, into shares of the Company's common stock at the price of $.50 per share. A copy of the new Convertible Promissory Note is attached hereto

Item 9.01 Financial Statements and Exhibits

C - Exhibits

      Exhibit Number          Description
      --------------          -----------

      10.1                    Convertible Promissory Note


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 6, 2004                  VIKING SYSTEMS, INC.


                                          By:  /s/ Thomas B. Marsh,
                                               President/Chairman of the Board





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